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                                  EXHIBIT 23.3

                                 (See Attached)

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                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Bank of New York, as Owner Trustee for
   CarMax Auto Owner Trust 2002-1:


We consent to the use of our report included in the prospectus supplement and to the reference to our firm under the heading "Experts" in the prospectus supplement.

Richmond, Virginia
June 11, 2002

                                                                        KPMG LLP